Exhibit 10.4

THIS INSTRUMENT AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED IN THIS SAFE AND UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

SAFETY SHOT, INC.

SAFE Agreement for Future Capital

THIS CERTIFIES THAT, as partial satisfaction of that certain Convertible Note, dated January 20, 2025, made by Safety Shot, Inc. (the “Company”) in favor of Bigger Capital LLC (“Bigger Capital”), as set forth in that certain Settlement Agreement and Mutual Release, dated January 20, 2025, by and between the Company and Bigger Capital, the Company hereby issues to Bigger Capital the right to certain shares of the Company’s Capital Stock and certain other rights, subject to the terms described below. As used herein the term “Principal Amount” shall mean Two Million Dollars ($2,000,000), together with interest on the unpaid or uncontributed amount, computed at the per annum rate of five percent (5%) from and after the date hereof, it being understood that no such interest shall be payable except upon a contribution pursuant to Section 1(a) or upon a termination of this SAFE pursuant to Section 1(e)(ii).

1. Events

(a) Capital Raising Transaction. Bigger Capital may elect in its sole discretion to participate in any Capital Raising Transaction that the Company engages in subsequent to the date hereof by contributing some or all of the Principal Amount outstanding to such participation, and the Principal Amount shall be reduced by the amount that Bigger Capital elects to so contribute. The Company shall promptly (and in no event later than five (5) days prior to the closing of such Capital Raising Transaction) provide Bigger Capital with written notice of any such Capital Raising Transaction and, upon request of Bigger Capital, any additional information related to such Capital Raising Transaction as may be requested by Bigger Capital. If applicable, the issuance of any Conversion Shares to Bigger Capital pursuant to this paragraph shall be on, and subject to, the same terms and conditions applicable to the Equity Securities issued in the applicable Capital Raising Transaction.

(b) Change of Control. If there is a Change of Control before the termination of this SAFE, Bigger Capital will automatically be entitled (subject to the liquidation priority set forth in Section 1(d) below and the “MFN” Amendment Provision in Section 3 below) to receive a portion of Proceeds, due and payable to Bigger Capital immediately prior to, or concurrent with, the consummation of such Change of Control, equal to the Principal Amount less any Principal Amount contributed towards a prior participation in a Capital Raising Transaction (the “Cash-Out Amount”). If any of the Company’s securityholders are given a choice as to the form and amount of Proceeds to be received in a Change of Control, Bigger Capital will be given the same choice.

(c) Dissolution Event. If there is a Dissolution Event before the termination of this SAFE, Bigger Capital will automatically be entitled (subject to the liquidation priority set forth in Section 1(d) below) to receive a portion of Proceeds equal to the Cash-Out Amount, due and payable to Bigger Capital immediately prior to the consummation of the Dissolution Event.

(d) Liquidation Priority. In the event of a Change of Control or Dissolution Event while this SAFE is outstanding, the Company’s obligation to pay Bigger Capital pursuant to this SAFE shall rank senior in right of payment to the Company’s Capital Stock.

(e) Termination. This SAFE will automatically terminate (without relieving the Company of any obligations arising from a prior breach of or non-compliance with this SAFE) immediately following the earliest to occur of: (i) the exhaustion of the Principal Amount pursuant to Section 1(a); or (ii) the payment, or setting aside for payment, of amounts due Bigger Capital pursuant to Section 1(b) or Section 1(c).

2. Definitions

“Capital Raising Transaction” means any issuance of debt or Equity Securities (including, without limitation, any shares of Capital Stock, securities convertible in to or exchangeable for shares of Capital Stock, or warrants, options or other rights for the purchase or acquisition of such shares, and other ownership or profit interests (including, without limitation, partnership, member or trust interest therein), whether voting or nonvoting) of the Company and/or any of its subsidiaries for cash occurring after the date hereof.

“Capital Stock” means the capital stock of the Company, including, without limitation, the “Common Stock”.

“Change of Control” means (i) a transaction or series of related transactions in which any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Company’s board of directors, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Conversion Shares” means with respect to a conversion pursuant to Section 1(a), the shares of the Equity Securities issued in a Capital Raising Transaction.

“Dissolution Event” means (i) a voluntary termination of operations, (ii) a general assignment for the benefit of the Company’s creditors or (iii) any other liquidation, dissolution or winding up of the Company (excluding a Liquidity Event), whether voluntary or involuntary.

“Equity Securities” means (i) Capital Stock, (ii) any securities conferring the right to purchase Capital Stock, or (iii) any securities directly or indirectly convertible into, or exchange for (with or without additional consideration) Capital Stock.

“Liquidity Price” means the fair market value of the Common Stock at the time of the Change of Control (determined by reference to the purchase price payable in connection with such Change of Control).

“Proceeds” means cash and other assets (including without limitation stock consideration) that are proceeds from the Liquidity Event or the Dissolution Event, as applicable, and legally available for distribution.

“Subsequent Convertible Securities” means convertible securities that the Company may issue after the issuance of this instrument with the principal purpose of raising capital, including but not limited to, other SAFEs, convertible debt instruments and other convertible securities. Subsequent Convertible Securities excludes any options issued pursuant to any equity incentive or similar plan of the Company.

3. “MFN” Amendment Provision. If the Company issues any Subsequent Convertible Securities with terms more favorable than those of this SAFE (including, without limitation, a valuation cap and/or discount) prior to termination of this SAFE, the Company will promptly provide Bigger Capital with written notice thereof, together with a copy of such Subsequent Convertible Securities (the “MFN Notice”) and, upon request of Bigger Capital, any additional information related to such Subsequent Convertible Securities as may be requested by Bigger Capital. In the event Bigger Capital determines that the terms of the Subsequent Convertible Securities are preferable to the terms of this instrument, Bigger Capital will notify the Company in writing within ten (10) days of the receipt of the MFN Notice. Promptly after receipt of such written notice from Bigger Capital, the Company agrees to amend and restate this instrument to be identical to the instrument(s) evidencing the Subsequent Convertible Securities.

4. Company Representations

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b) The execution, delivery and performance by the Company of this SAFE is within the power of the Company and has been duly authorized by all necessary actions on the part of the Company (subject to section 4(d)). This SAFE constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. To its knowledge, the Company is not in violation of (i) its current certificate of incorporation or bylaws, (ii) any material statute, rule or regulation applicable to the Company or (iii) any material debt or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.

(c) The performance and consummation of the transactions contemplated by this SAFE do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to the Company; (ii) result in the acceleration of any material debt or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien on any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Company, its business or operations.

(d) No consents or approvals are required in connection with the performance of this SAFE, other than: (i) the Company’s corporate approvals; (ii) any qualifications or filings under applicable securities laws; and (iii) necessary corporate approvals for the authorization of Capital Stock issuable pursuant to Section 1.

(e) To its knowledge, the Company owns or possesses (or can obtain on commercially reasonable terms) sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as currently proposed to be conducted, without any conflict with, or infringement of the rights of, others.

5. Miscellaneous

(a) Any provision of this SAFE may be amended, waived or modified by written consent of the Company and Bigger Capital.

(b) Any notice required or permitted by this SAFE will be deemed sufficient when delivered personally or by overnight courier or sent by email to the relevant address listed on the signature page, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address listed on the signature page, as subsequently modified by written notice.

(d) Neither this SAFE nor the rights in this SAFE are transferable or assignable, by operation of law or otherwise, by either the Company without the prior written consent of Bigger Capital.

(e) If any provision or provisions contained in this SAFE shall contravene or be invalid under any applicable law, such contravention or invalidity shall not invalidate the whole SAFE, but the SAFE shall be construed as not containing the particular provision or provisions held to be invalid, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

(f) This SAFE shall be considered to have been negotiated, executed and delivered, and to be wholly performed in the State of New York, and the rights and obligations of the parties to this SAFE shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of New York without giving effect to that State’s choice of law principles. Bigger Capital and the Company agree that the exclusive jurisdiction for any legal proceeding arising out of or relating to this SAFE shall be the Supreme Court of New York, New York County and Bigger Capital and the Company hereby waive any challenge to personal jurisdiction or venue in that court. They also waive trial by jury in any proceeding relating to this SAFE. In the event any proceeding to enforce this SAFE, the prevailing party shall be entitled to recover its reasonable attorneys fees.

(g) In connection with this SAFE and all transactions contemplated by this SAFE, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this SAFE and all such transactions.

(h) This SAFE may be executed in one or more counterparts with facsimile, scanned or DocuSign signatures being deemed original, any of which need not contain the signatures of all parties hereto but all signed counterparts taken together will constitute one and the same agreement.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned have caused this SAFE to be duly executed and delivered.

SAFETY SHOT, INC.

By:
Name:
Title:

Address:

Email:

BIGGER CAPITAL LLC

By:
Name:
Title:

Address:

Email: